EXHIBIT 21.1

                  SUBSIDIARIES OF THE REGISTRANT
         (EACH OF WHICH IS WHOLLY OWNED BY THE REGISTRANT)


 1.  Rhinelander Paper Company, Inc., a Wisconsin corporation

 2.  Wausau Papers Export Corporation, a Wisconsin corporation

 3.  Wausau Papers International, Inc., a U.S. Virgin Islands corporation

 4.  Wausau Papers of New Hampshire, Inc., a Delaware corporation

 5.  Wausau Papers Otis Mill Inc., a Delaware corporation

 6.  WPM Holdings, Inc., a Wisconsin corporation

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